              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                              TEAM FAMILY, INC.,


          Team Family, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

          FIRST:    The name of the corporation is Team Family, Inc., and the
date of filing of its original Certificate of Incorporation with the Secretary of State was February 28, 1996.

          SECOND:   This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by (i) the Board of Directors of the Corporation (the "Board") in accordance with the Delaware General Corporation Law, and (ii) the stockholders of the Corporation by written consent of such stockholders given in accordance with Section 228 of the Delaware General Corporation Law.

          THIRD:    The text of the Restated Certificate of Incorporation is
hereby amended and further restated to read in full as follows:

                                     "ARTICLE I

          The name of this corporation is Proformance Research Organization, Inc.

                                     ARTICLE II

          The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                    ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                     ARTICLE IV

          (a) The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock that the Corporation is authorized to issue is Twenty Million (20,000,000) shares, with a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is One Million (1,000,000) shares, with a par value of $0.0001 per share.


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

          (b) The Preferred Stock may be issued from time to time in series. There shall initially be two series of Preferred Stock designated and known as "Series A Preferred Stock" (hereinafter referred to as the "Series A Stock") and "Series B Preferred Stock" (hereinafter referred to as the "Series B Stock"). The Series A Stock shall consist of 210,000 shares and the Series B Stock shall consist of 600,000 shares.

          The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to Preferred Stock or series thereof in Certificates of Determination or the corporation's Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of any series of Preferred Stock, the rights, privileges, preferences and restrictions of any such additional series may be subordinate to, PARI PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than Series A Stock or Series B Stock), prior or subsequent to the issue of that series then outstanding. In case the number of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          The rights, preferences, privileges and other matters relating to the Series A Stock and Series B Stock are as follows:

          1.   DIVIDENDS.

               1.1 The dividend rate of the Series A Stock is an amount equal to 0.0001% divided by 3.5 per share of the gross proceeds of the Corporation until such time as the holder shall have received an amount equal to twice the liquidation preference of the Series A Stock and thereafter the dividend rate of the Series A Stock is an amount equal to 0.00005% divided by 3.5 per share of the gross proceeds of the Corporation for each year after and no more. Dividends on the Series A Stock shall be payable when, as and if declared by the Board of Directors, out of funds at the time legally available for payment of dividends, payable annually ninety (90) days after the close of each fiscal year of the Corporation. Dividends on shares of Series A Stock shall commence to accrue and shall be cumulative from and including their date of purchase from the Corporation. The dividend amount for the dividend payable in the year of purchase shall be prorated based upon the date of purchase. No dividends, other than dividends payable solely in shares ranking junior to the Series A Stock shall be paid or set apart for payment on any shares ranking junior to the Series A Stock unless and until all accrued and unpaid dividends of the Series A Stock, including the full dividend for the current fiscal year, shall have been declared and paid or a sum sufficient for payment thereof set apart. The dividend on the Series A Stock shall be senior in preference to the dividend payable on the Series B Stock,


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

and no dividends shall be paid on the Series B Stock until the dividend payable on the Series A Stock shall have been declared and paid or a sum sufficient for payment thereof set apart.

               1.2 The dividend rate of the Series B Stock is an amount equal to 0.0001% divided by 3.5 per share (0.1% per 3,500 shares of Series B Stock) of the gross proceeds of the Corporation until such time as the holder shall have received an amount equal to twice the liquidation preference of the Series B Stock and thereafter the dividend rate of the Series B Stock is an amount equal to 0.00005% divided by 3.5 per share (0.05% per 3,500 shares of the Series B Stock) of the gross proceeds of the Corporation for each year after and no more. Dividends on the Series B Stock shall be payable when, as and if declared by the Board of Directors, out of funds at the time legally available for payment of dividends, payable annually ninety (90) days after the close of each fiscal year of the Corporation. Dividends on shares of Series B Stock shall commence to accrue and shall be cumulative from and including their date of purchase from the Corporation. The dividend amount for the dividend payable in the year of purchase shall be prorated based upon the date of purchase. No dividends, other than dividends payable solely in shares ranking junior to the Series B Stock shall be paid or set apart for payment on any shares ranking junior to the Series B Stock unless and until all accrued and unpaid dividends of the Series B Stock, including the full dividend for the current fiscal year, shall have been declared and paid or a sum sufficient for payment thereof set apart. The dividend on the Series B Stock shall be junior in preference to the dividend payable on the Series A Stock, and no dividends shall be paid on the Series B Stock until the dividend payable on the Series A Stock shall have been declared and paid or a sum sufficient for payment thereof set apart.

          2. REDEMPTION. At the option of the Corporation, shares of Series A and Series B Stock may be redeemed, in whole or in part, at any time and from time to time after the date five years from the date of issuance of such Series A or Series B Stock to be redeemed, upon the terms and conditions set forth herein:

               2.1 The redemption price per share under this Paragraph shall be $0.514 per share of Series B Stock or $1.429 per share of Series A Stock, in each case plus an amount equal to unpaid dividends accrued to the date of redemption (whether or not declared) which shall be accrued at the dividend rate provided in Paragraphs 1.1 and 1.2, pro rata to the date of redemption whether or not such date of redemption is a regular dividend payment date (the "Redemption Price").

               2.2 Notice to the holders of shares of Series A or Series B Stock to be redeemed shall be given by mailing to such holders a notice of such redemption first class, postage prepaid, not later than sixty (60) days and not earlier than thirty (30) days before the date fixed for redemption at the last addresses as they appear on the books of the Corporation. Any notice which is mailed herein shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice and failure duly to give such notice by mail or defect in such notice to the holder of any stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A or Series B Stock.


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

               2.3 The Notice of Redemption to each stockholder whose shares of Series A or Series B Stock are to be redeemed shall specify the number of shares of such stockholder to be redeemed, the date fixed for redemption and the redemption price at which the shares are to be redeemed and shall specify where payment of the redemption price is to be made upon surrender of such shares, and shall state the accrued dividends to the date fixed for redemption will be paid as specified in said notice and that from and after said date, dividends thereon will cease to accrue and the conversion rights of such shares shall cease and terminate at the close of business on the date fixed for redemption.

          3.   LIQUIDATION OR DISSOLUTION.

               3.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to $1.429 per share (equitably adjusted for stock splits, reverse stock splits, stock dividends and the like) (plus an amount equal to unpaid cumulative dividends) without interest and no more before any payments shall be made to the holders of stock of the Corporation ranking junior to the Series A Stock. Such liquidation preference shall be senior to the liquidation preference of the Series B Stock, and no payment shall be made on the Series B Stock until payment of the liquidation preference of the Series A Stock has been made in full.

               3.2 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series B Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to $0.514 per share (plus an amount equal to unpaid cumulative dividends) without interest and no more before any payment shall be made to the holders of stock of the Corporation ranking junior to the Series B Stock. Such liquidation preference shall be junior to the liquidation preference of the Corporation's Series A Stock, and no payment shall be made on the Series B Stock until payment of the liquidation preference of the Series A Stock has been made in full.

               3.3 A merger or consolidation of the Corporation with or into any other Corporation, share exchange or sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within this meaning of Paragraph 3.

          4. NO SINKING FUND. The shares of Series A Stock and Series B Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

          5. CONVERSION RIGHTS. The holders of the Series A Stock and Series B Stock shall have conversion rights as follows:

               5.1 Each share of Series A Stock and Series B Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the Corporation's office or any transfer agent for the Series A Stock or Series B Stock, into Common Stock at the initial conversion rate of one fully-paid and nonassessable share of Common Stock for each share of Series A Stock or Series B Stock, respectively, subject, however, to the adjustments described below. (The number of shares of Common Stock into which each share of Series A Stock or Series B Stock may be converted is hereinafter referred to as the "Conversion Rate.")

               5.2 In the event the Corporation shall conduct an offering of its Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act") or an offering statement under Regulation A under the Act, upon effectiveness of such registration or offering statement, upon the closing of such offering the Series A Stock and Series B Stock shall be automatically converted to shares of Common Stock of the Corporation at the Conversion Rate then in effect. In such event, all holders of Series A Stock and Series B Stock shall promptly surrender their certificates for conversion pursuant to Section 5.5. Any holder who fails to so surrender his certificate shall nonetheless be deemed to have converted his shares to Common Stock upon the effectiveness of such registration or offering statement.

               5.3 In the event of conversion under either Section 5.1 or 5.2, dividends on the Series A Stock and Series B Stock shall cease to accrue on the date of conversion, and previously accumulated dividends shall be paid as promptly as possible after conversion from funds legally available for such payment.

               5.4 In the event of conversion under Section 5.1 hereof, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Stock or Series B Stock to be converted. In the event of conversion under Section 5.2 hereof, such conversion shall be deemed to have been made at the close of business on the day on which the registration or offering statement causing such conversion became effective. In either event, the person or persons entitled to receive the shares of Common Stock issuable upon such conversions shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               5.5 Before any holder of Series A Stock or Series B Stock shall be entitled to convert the same into shares of Common Stock under Section 5.1 hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Stock or Series B Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

               5.6 In the event the Corporation at any time or from time to time after the date of the initial sale of Series A Stock and Series B Stock effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series A Stock and Series B Stock, then and in each such event the Conversion Rate for the Series A Stock and Series B Stock shall be increased or decreased proportionately.

               5.7 No fractional shares of Common Stock shall be issued upon conversion of the Series A Stock or Series B Stock and any shares of Series A Stock or Series B Stock surrendered for conversion which would otherwise result in a fractional share of Common Stock shall be redeemed for the then fair market value thereof, as determined by the Corporation's Board of Directors in good faith, payable as promptly as possible whenever funds are legally available therefor. If more than one share of Series A Stock or Series B Stock is surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock to be issued upon conversion shall be computed on the basis of the aggregate number of shares of Series A Stock or Series B Stock so surrendered.

          6. VOTING RIGHTS. No voting rights accompany shares of Series A Stock or Series B Stock.

          7. NO IMPLIED LIMITATIONS. Except as otherwise provided by express provisions hereof, nothing herein shall limit by inference or otherwise the discretionary right of the Board of Directors to classify and be classified and issue any shares of Preferred Stock and to fix or alter all terms thereof.

                                     ARTICLE V

          For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

               (a) The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

               (b) After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provision of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the corporation entitled to vote unless provisions for such classification shall be set forth in this certificate of incorporation.

               (c) Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                                     ARTICLE VI

          Except as otherwise provided in this Certificate of Incorporation, the number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                    ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                    ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.


                                     ARTICLE IX

          The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provision of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                                     ARTICLE X

          The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                                     ARTICLE XI

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                    ARTICLE XII

        The corporation is to have perpetual existence.

                                    ARTICLE XIII

        Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the same compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation."


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        IN WITNESS WHEREOF, Team Family, Inc. has caused this Certificate to be signed and attested by its duly authorized officers this 30th day of December, 1996.


                                        TEAM FAMILY, INC.
                                        a Delaware corporation

                                        By: /s/ William D. Leary
                                           -----------------------------------
                                           William D. Leary, President

Attest:

By: /s/ [Illegible]
   --------------------------------
   Assistant Secretary


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